UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

LIGHTPATH TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	86-0708398
(State of incorporation or organization)	(IRS employer identification No.)

2603 Challenger Tech Ct,

Suite 100, Orlando, FL 32826

(Address of principal executive offices, with zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class to be registered
NONE	NONE

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effect pursuant to General Instruction A.(d), check the following box.    ☒

Securities Act registration statement file number to which this form relates: _________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Series D Participating Preferred Stock Purchase Rights

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

Reference is hereby made to Registrant’s Registration Statement on Form 8-A (file no. 000-27548), as filed with the Securities Exchange Commission on April 28, 1998, and particularly to the descriptions of the Securities to be Registered set forth on pages 1 through 4 thereof.

The Rights Agreement has been amended to extend the Final Expiration Date (as defined in the Agreement) to February 25, 2018.

Item 2.	Exhibits

List below all exhibits filed as a part of the registration statement:

The following exhibits are filed with this Registration Statement on Form 8-A pursuant to the requirements of Section 12(b) of the Securities Exchange Act of 1934:

1. Rights Agreement dated May 1, 1998, between LightPath Technologies, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent, including the Form of Rights Certificate, Certificate of Designation, and Form of Summary of Rights attached thereto as Exhibits A, B, and C, respectively, incorporated by reference to Exhibit 1 to the Form 8-A of Company (file no. 000-27548).

2. First Amendment to Rights Agreement dated February 22, 2008, between LightPath Technologies, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent, and which is filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LightPath Technologies, Inc.

Date: February 25, 2008	By:	/s/ Dorothy M. Cipolla
	Name:	Dorothy M. Cipolla
	Title:	CFO